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Exhibit 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and among

Forest Oil Corporation
Forest Oil Permian Corporation

and

Banc of America Securities LLC
BNP Paribas Securities Corp.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
TD Securities (USA) LLC
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC

Dated as of May 22, 2008

i

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of May 22, 2008, by and among Forest Oil Corporation, a New York corporation (the "Company"), Forest Oil Permian Corporation, a Delaware corporation (the "Guarantor") and Banc of America Securities LLC, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., TD Securities (USA) LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (collectively, the "Initial Purchasers"), who have agreed to purchase the Company's 7.25% Senior Notes due 2019 (the "Initial Notes") fully and unconditionally guaranteed by the Guarantor (the "Guarantee") pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantee are herein collectively referred to as the "Initial Securities."

        This Agreement is made pursuant to the Purchase Agreement, dated May 19, 2008 (the "Purchase Agreement"), among the Company, the Guarantor and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the Holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(k) of the Purchase Agreement.

        The parties hereby agree as follows:

        SECTION 1.    Definitions.    As used in this Agreement, the following capitalized terms shall have the following meanings:

        Additional Interest:    As defined in Section 5(a) hereof.

        Advice:    As defined in the last paragraph of Section 6(c) hereof.

        Affiliates:    As defined in Rule 144 under the Securities Act.

        Agreement:    As defined in the preamble hereto.

        Blackout Period:    As defined in the last paragraph of Section 4(a) hereof.

        Broker-Dealer:    Any broker or dealer registered under the Exchange Act.

        Business Day:    As defined in the Indenture.

        Closing Date:    The date of this Agreement.

        Commission:    The Securities and Exchange Commission.

        Company:    As defined in the preamble hereto.

        Consummate:    The Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

        Exchange Act:    The Securities Exchange Act of 1934, as amended.

        Exchange Offer:    The Company's offer to the Holders of all outstanding Transfer Restricted Securities of the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        Exchange Offer Registration Statement:    The Registration Statement relating to the Exchange Offer, including the related Prospectus.

        Exempt Resales:    The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

        Exchange Securities:    The 7.25% Senior Notes due 2019, of the same series under the Indenture as the Initial Notes, and the Guarantee related thereto, issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

        FINRA:    The Financial Industry Regulatory Authority.

        Guarantee:    As defined in the preamble hereto.

        Holder:    As defined in Section 2(b) hereof.

        Indemnified Holder:    As defined in Section 8(a) hereof.

        Indenture:    The Indenture, dated as of June 6, 2007 by and among the Company, the Guarantor and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time-to-time in accordance with the terms thereof.

        Initial Purchasers:    As defined in the preamble hereto.

        Initial Notes:    As defined in the preamble hereto.

        Initial Placement:    The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

        Initial Securities:    As defined in the preamble hereto.

        Majority Holders:    The Holders of a majority of the aggregate principal amount of the outstanding Transfer Restricted Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, any Transfer Restricted Securities owned directly or indirectly by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional 7.25% Senior Notes due 2019 under the Indenture in a transaction not registered with the Commission prior (a) the date on which the restrictive legend on the Initial Securities has been removed and the Initial Securities are freely tradable (by Persons other than Affiliates of the Company) pursuant to Rule 144 under the Securities Act, (b) consummation of the Exchange Offer or (c) if applicable, the effectiveness of any Shelf Registration Statement, such additional 7.25% Senior Notes due 2019 and the Transfer Restricted Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Transfer Restricted Securities has been obtained.

        NASD:    The National Association of Securities Dealers, Inc.

        Person:    An individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus:    The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        Registration Default:    Any of the following events:

          (a)   the Initial Securities are not freely tradable (by Persons other than Affiliates of the Company) pursuant to Rule 144 under the Securities Act as of the 366th day after the Closing Date;

          (b)   the restrictive legend on the Initial Securities has not been removed as of the 366th day after the Closing Date; or

          (c)   after a Shelf Registration Statement is declared (or becomes automatically) effective (i) such Shelf Registration Statement thereafter ceases to be effective or (ii) such Shelf Registration Statement or the related Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein (but excluding any Blackout Period) because either (A) any event occurs as a result of which the related Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (B) it shall be necessary to amend such Shelf Registration Statement or supplement the related Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder or (C) such Shelf Registration Statement has expired before a replacement Shelf Registration Statement has become effective.

        Registration Statement:    Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus.

        Securities:    The Initial Securities and the Exchange Securities.

        Securities Act:    The Securities Act of 1933, as amended.

        Shelf Registration Statement:    As defined in Section 4(a)(x) hereof.

        Trustee:    U.S. Bank National Association.

        Trust Indenture Act:    The Trust Indenture Act of 1939, as amended.

        Transfer Restricted Securities:    Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which the restrictive legend on such Initial Security has been removed and the Initial Security is freely tradable (by Persons other than Affiliates of the Company) pursuant to Rule 144 under the Securities Act, (d) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (e) the date on which such Initial Security ceases to be outstanding for purposes of the Indenture.

        Underwritten Registration or Underwritten Offering:    A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

        SECTION 2.    Securities Subject to this Agreement.

        (a)    Transfer Restricted Securities.    The Transfer Restricted Securities are entitled to the benefits of this Agreement.

        (b)    Holders of Transfer Restricted Securities.    A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

        SECTION 3.    Registered Exchange Offer.

        (a)   If the restrictive legend on the Initial Securities has not been removed and the Initial Securities are not freely tradable pursuant to Rule 144 under the Securities Act (by Persons other than Affiliates of the Company) as of the 366th day after the Closing Date, each of the Company and the Guarantor shall, at their cost, (i) cause to be filed with the Commission, a Registration Statement under the Securities Act relating to the Exchange Securities (other than Transfer Restricted Securities acquired by any Broker-Dealer directly from the Company) and the Exchange Offer, (ii) use commercially reasonable efforts (which shall include the filing of all necessary amendments to such Registration Statement) to cause such Registration Statement to be declared effective by the Commission and (iii) upon the effectiveness of such Registration Statement, promptly commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities (other than Transfer Restricted Securities acquired by any Broker-Dealer directly from the Company) and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof. Neither the Company nor the Guarantor shall have any obligation under this Agreement to file a Registration Statement with the Commission or commence an Exchange Offer or any other offer pursuant to this Agreement if there are no Transfer Restricted Securities as of the 366th day after the Closing Date.

        (b)   If the Company and the Guarantor are required to commence the Exchange Offer pursuant to Section 3(a) above, the Company and the Guarantor shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than 20 Business Days (or longer if required under applicable law) after the date that notice of the Exchange Offer is mailed to Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

        (c)   If the Company and the Guarantor are required to commence the Exchange Offer pursuant to Section 3(a) above, the Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

        If the Company and the Guarantor are required to commence the Exchange Offer pursuant to Section 3(a) above, each of the Company and the Guarantor shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days after the Consummation of the Exchange Offer and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        If the Company and the Guarantor are required to commence the Exchange Offer pursuant to Section 3(a) above, the Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

        SECTION 4.    Shelf Registration.

        (a)    Shelf Registration.

        If (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect an Exchange Offer that is required by Section 3 hereof, (ii) for any reason the Exchange Offer is required by Section 3 hereof to be but is not Consummated within one year and 90 days of the Closing Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities not eligible to be exchanged for Exchange Securities in any Exchange Offer required by Section 3 hereof and held by it following Consummation of such Exchange Offer or (iv) any Holder (other than a Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities) is not eligible to participate in any Exchange Offer required by Section 3 hereof or, in the case of any Holder (other than a Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities) that participates in any such Exchange Offer, such Holder does not receive freely tradable Exchange Securities on the date of the exchange, then the Company and the Guarantor shall, at their cost:

          (x)   promptly cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y)   use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the date on which the filing obligation arises.

        Each of the Company and the Guarantor shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement (A) have been sold pursuant to such Shelf Registration Statement or (B) may be sold (by Persons who are not Affiliates of the Company) without a restrictive legend pursuant to Rule 144 under the Securities Act or any successor rule thereof. Each of the Company and the Guarantor shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if any of the Company or the Guarantor voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless (X) such action is required by applicable law; or (Y) such action is taken by any of the Company or Guarantor in good faith and for valid business reasons (not including avoidance of the Company or the Guarantor obligations hereunder) including, but not limited to, the acquisition or divestiture of assets, so long as the Company and the Guarantor promptly thereafter comply with the requirements of the last paragraph of Section 6(c) hereof (the period during which the Shelf Registration Statement is not available under clauses (X) or (Y) above, the "Blackout Period"). The Blackout Period shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

        (b)    Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.    No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

        SECTION 5.    Additional Interest.

        (a)   If any Registration Default shall occur, the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Such additional interest to be paid pursuant to a Registration Default as set forth in this Section 5 is herein referred to as "Additional Interest."

        (b)   Registration Defaults shall be cured on the date that (i) the Initial Securities are freely tradable (by Persons other than Affiliates of the Company) pursuant to Rule 144 under the Securities Act and the restrictive legend on the Initial Securities has been removed, (ii) the Exchange Offer has been effected (provided that this clause (ii) shall not cure a Registration Default if a Shelf Registration Statement is required to be filed pursuant to clause (i), (iii) or (iv) of the first paragraph of Section 4(a)) or (iii) a Shelf Registration Statement is declared (or automatically becomes) effective under the Securities Act, unless subsequent to the date it was last declared effective it fails to remain effective or usable for the time period contemplated by Section 4(a) after taking into account all other periods during which such Shelf Registration Statement was effective. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities in accordance with this Section 5(b), the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. The Company shall not be required to pay Additional Interest for more than one Registration Default at any given time.

        (c)   All Additional Interest accrued pursuant to this Section 5 shall be paid in the manner provided for in the Indenture. All Additional Interest shall be in addition to any other interest payable from time to time with respect to the Initial Securities and the Exchange Securities. All obligations of the Company and the Guarantor set forth in Section 5(a) that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

        SECTION 6.    Registration Procedures.

        (a)    Exchange Offer Registration Statement.    In connection with the Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of Section 6(c) hereof, shall use commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (within the meaning of Rule 405 under the Securities Act) of any of the Company or the Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

        (b)    Shelf Registration Statement.    In connection with any Shelf Registration Statement, each of the Company and the Guarantor shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantor will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

        (c)    General Provisions.    In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantor shall:

          (i)    use commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantor) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantor shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii)   prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as set forth in this Agreement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii)  advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantor shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv)  furnish without charge to the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least two Business Days; make the Company's and the Guarantor's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably request; and not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Securities and the offering or exchange therefor.

          (v)   in the case of a Shelf Registration Statement, make available during normal business hours for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by the Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantor and cause the Company's and the Guarantor's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

          (vi)  in the case of a Shelf Registration Statement, if requested by any Holder, promptly incorporate in such Prospectus, pursuant to a supplement, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement;

          (vii) in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of such Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including, if they so request, financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (viii)  deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantor hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (ix)  enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantor shall:

            (A)  furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

              (1)   a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) any two authorized officers of the Company and (z) a principal financial or accounting officer of each of the Company and the Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(d) of the Purchase Agreement and such other matters as such parties may reasonably request;

              (2)   an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantor, covering the relevant matters set forth in Section 5(g) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus at which the content of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements contained in the Registration Statement and Prospectus; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

              (3)   a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten Offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(e) of the Purchase Agreement, without exception;

            (B)  set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(ix)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor pursuant to this Section 6(c)(ix), if any.

          If at any time the representations and warranties of the Company and the Guarantor contemplated in Section 6(c)(ix)(A)(1) hereof cease to be true and correct, the Company or the Guarantor shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

          (x)   prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the

  Shelf Registration Statement; provided, however, that none of the Company or the Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

          (xi)  issue, upon the request of any Holder of Initial Securities covered by a Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities, if in certificated form, to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder, if in certificated form, shall be surrendered to the Company for cancellation;

          (xii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

          (xiii)  use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such domestic other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(x) hereof;

          (xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

          (xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of FINRA or the NASD;

          (xvii)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xviii)  cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xix) cause all Securities covered by a Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders or the managing underwriter(s), if any.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or any Blackout Period described in Section 4(a) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof or notice of any Blackout Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

        SECTION 7.    Registration Expenses.

        (a)   All expenses incident to the Company's and the Guarantor's performance of or compliance with this Agreement will be borne by the Company and the Guarantor, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of FINRA or the NASD)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantor and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance) and (vii) all fees and disbursements of the Trustee and its counsel.

        Each of the Company and the Guarantor will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantor.

        (b)   In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantor, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

        SECTION 8.    Indemnification.

        (a)   The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser, (ii) each Holder and (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Initial Purchaser or Holder (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser, Holder or any controlling person (any Person referred to in clause (i), (ii), (iii) and (iv) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) (including, without limitation, and as incurred, reimbursement of each such Indemnified Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action), joint or several, directly or indirectly arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or actions are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that the Company or the Guarantor may otherwise have.

        In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantor in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantor of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantor (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any controlling persons of such Initial Purchaser shall be designated in writing by Banc of America Securities LLC, (y) for any Holder, its directors and officers and any controlling persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Company and the Guarantor shall be liable for any settlement of any such action or proceeding effected with the Company's and the Guarantor's prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantor agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or action by reason of any settlement of any action effected with the written consent of the Company and the Guarantor. The Company and the Guarantor shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

        (b)   Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders and the respective directors, officers of the Company and the Guarantor who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, the Guarantor any Initial Purchaser or any other selling Holder, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantor to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company, the Guarantor or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantor, and the Company, the Guarantor, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. This indemnity agreement shall be in addition to any liability that the Holders of Transfer Restricted Securities may otherwise have.

        (c)   If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or actions referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Holders, on the other hand, from the Initial Placement, the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities or actions, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantor, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Indemnified Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or actions referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company, the Guarantor and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

        SECTION 9.    Rule 144 and 144A Information.    The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company agrees that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company, upon request by the Initial Purchasers, will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers. Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        SECTION 10.    Participation in Underwritten Registrations.    No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

        SECTION 11.    Selection of Underwriters.    The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

        SECTION 12.    Miscellaneous.

        (a)    Remedies.    Each of the Company and the Guarantor hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    Each of the Company and the Guarantor will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantor has previously entered into any agreement granting any registration rights with respect to the Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or any of the Guarantor's securities under any agreement in effect on the date hereof.

        (c)    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company have (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Initial Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Initial Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

        (d)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

          (ii)   if to the Company or the Guarantor:

      Forest Oil Corporation
      707 17th Street, Suite 3600
      Denver, Colorado 80202
      Facsimile: (303) 812-1445
      Attention: General Counsel

      with a copy to:

      Vinson & Elkins L.L.P.
      666 Fifth Avenue
      26th Floor
      New York, NY 10103
      Facsimile: (917) 849-5337
      Attention: Alan P. Baden

      and

          (iii)  if to the Initial Purchasers:

      Banc of America Securities LLC
      9 West 57th Street, 6th Floor
      New York, New York 10019
      Facsimile: (212) 901-7897
      Attention: Legal Department

      with a copy to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Facsimile: (212) 455-2205
      Attention: Walter A. Looney

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (e)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

        (f)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (i)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (j)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOREST OIL CORPORATION
		By:	/s/ Cyrus D. Marter IV
		Name:	Cyrus D. Marter IV Senior Vice President,
		Title:	General Counsel and Secretary
FOREST OIL PERMIAN CORPORATION
		By:	/s/ Cyrus D. Marter IV
		Name:	Cyrus D. Marter IV
		Title:	Vice President and Secretary
Confirmed and accepted as of the date first above written:
BANC OF AMERICA SECURITIES LLC
For itself and on behalf of the several Initial Purchasers
By	/s/ Lex Maultsby Authorized Signatory

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